Exhibit 10.20.3

SYNTROLEUM CORPORATION

1993 STOCK OPTION AND INCENTIVE PLAN

EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (“Agreement”), made as of the * day of * 2004 (the “Grant Date”), evidences an award by Syntroleum Corporation, a Delaware corporation (the “Company”) to * (the “Grantee”) pursuant to the 1993 Stock Option and Incentive Plan (the ”Plan”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

1. Grant of Restricted Stock Award. Effective as of the Grant Date, pursuant to Section 8 of the Plan, the Company has awarded to the Grantee a Restricted Stock Award with respect to * shares of Common Stock, subject to the conditions and restrictions set forth below and in the Plan (the “Restricted Stock”).

2. Restrictions. The Restricted Stock granted hereunder to the Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered from the Grant Date until the date that the Grantee obtains a vested right to the shares (and the restrictions thereon terminate) in accordance with the provisions of this Section 2. The Grantee shall have a vested right to one-third (1/3) of the shares of Restricted Stock as of the first anniversary of the Grant Date, and shall have a vested right to an additional one-third (1/3) of the Restricted Stock as of the second anniversary of the Grant Date, and to the remaining one-third (1/3) of the Restricted Stock as of the third anniversary of the Grant Date, provided that the Grantee has been in continuous service as an employee since the Grant Date as of the date the relevant portion of the Restricted Shares are scheduled to vest. Notwithstanding the foregoing:

(a)	Grantee shall have a vested right to all of the Restricted Stock upon a termination of Grantee’s service as an employee due to death, disability or retirement; and

(b)	Grantee shall have a vested right to all of the Restricted Stock upon a Change in Control.

The period of time between the Grant Date and the date that the Grantee obtains a vested right to the Restricted Stock shall be referred to herein as the “Restricted Period” as to those shares. In the event that any day on which the Grantee would otherwise obtain a vested right to the Restricted Stock is a Saturday, Sunday or holiday, the Grantee shall instead obtain that vested right on the first business day immediately following such date. Authorized leaves of absence from the Company shall not constitute a termination of employment for purposes of this Agreement. For purposes of this Agreement, an authorized leave of absence shall be an absence while Grantee is on military leave, sick leave, or other bona fide leave of absence so long as Grantee’s right to employment with the Company is guaranteed by statute, contract, or company policy. Whether the Grantee’s employment terminates due to “disability” or “retirement” for purposes of this Agreement will be determined by the Committee in its discretion.

3. Forfeiture. If Grantee’s employment terminates under circumstances other than those provided in Section 2 prior to all or a portion of the Restricted Stock having become vested pursuant to the provisions of Section 2, the Grantee shall forfeit all right to the Restricted Stock which has not yet vested as of the date of termination of employment. Such forfeiture shall apply to Beneficiaries (as defined below) as well as the Grantee.

4. Book Entry. During the Restricted Period, the Restricted Stock Award shall be evidenced by entry to an unfunded bookkeeping account maintained by the Company and no certificate evidencing such shares shall be issued to the Grantee. Upon termination of the Restricted Period with

Syntroleum – Employee Restricted Stock Award Agreement

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respect to any portion of the Restricted Stock, a certificate representing the shares of Common Stock which have vested shall be issued and delivered upon written request to the Grantee as promptly as is reasonably practicable following such termination.

5. Beneficiary Designations. Pursuant to Section 10 of the Plan, the Grantee shall file with the Company on such form as may be prescribed by the Company, a designation of one or more beneficiaries and, if desired, one or more contingent beneficiaries (each referred to herein as a “Beneficiary”) to whom shares of Common Stock otherwise due the Grantee under the terms of this Agreement shall be distributed in the event of the death of the Grantee. The Grantee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in the Grantee’s handwriting by the Committee. If there is no effective Beneficiary designation on file at the time of the Grantee’s death, or if the designated Beneficiary or Beneficiaries have all predeceased such Grantee, the payment of any remaining benefits under this Agreement shall be made to the personal representative or executor of the Grantee’s estate. If one or more but not all the Beneficiaries have predeceased such Grantee, the benefits under this Agreement shall be paid according to the Grantee’s instructions in his designation of Beneficiaries. If the Grantee has not given instructions, or if the instructions are not clear, the benefits under this Agreement which would have been paid to the deceased Beneficiary or Beneficiaries will be paid to the personal representative or executor of Grantee’s estate.

6. Nonalienation of Benefits. Except as contemplated by Section 5 above, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary or by operation of law, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Grantee or the Grantee’s Beneficiary hereunder shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, other than as contemplated by Section 5 above, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

7. Prerequisites to Benefits. Neither the Grantee, nor any person claiming through the Grantee, shall have any right or interest in Restricted Stock awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Grantee or such other person shall have been complied with as specified herein.

8. Issuance and Delivery of Shares. The Company shall not be obligated to issue or deliver any shares of Common Stock if counsel to the Company determines that such issuance or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. If necessary to comply with any such law, rule, regulation or agreement, the Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Common Stock.

9. Rights as a Stockholder. The Grantee (or Beneficiary) shall have no rights as a stockholder with respect to the shares of Common Stock represented by the Restricted Stock unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Grantee or such other person shall have been complied with as specified herein, and certificates evidencing such shares are issued and delivered to the Grantee or an alternative method of transferring to Grantee ownership of such shares has been completed pursuant to Section 4 hereof. Notwithstanding the foregoing, each time that a cash dividend is paid out with respect to shares of Common Stock, Grantee

Syntroleum – Employee Restricted Stock Award Agreement

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shall receive a cash payment equal to the amount of the cash dividends Grantee would have received had all the shares of Restricted Stock been issued and outstanding as of such date.

10. Taxes. The Company shall have the right to withhold an appropriate amount of cash or number of shares of Common Stock, or combination thereof, for payment of taxes or other amounts required by law or to take such action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of taxes. Withholding may be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the Grantee, subject to such terms and conditions as the Committee shall prescribe.

11. Adjustments. As provided in the Plan, certain adjustments may be made to the Restricted Stock upon the occurrence of events or circumstances described in Section 19 of the Plan.

12. Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be delivered personally or by first class mail, postage prepaid to the following address:

Syntroleum Corporation

c/o Corporate Secretary

4322 South 49th West Avenue

Tulsa, Oklahoma 74107

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

13. Amendment. Without the consent of the Grantee, this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Grantee or to add to the rights of the Grantee or to surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Grantee with respect to the Award evidenced hereby without the Grantee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws.

14. Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue as an employee of the Company.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

16. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include the Plan. The headings of the Sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Syntroleum – Employee Restricted Stock Award Agreement

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17. Relationship to the Plan. In addition to the terms and conditions described in this Agreement, grants of Restricted Stock are subject to all other applicable provisions of the Plan. The decisions of the Committee with respect to questions arising as to the interpretation of the Plan, or this Agreement and as to finding of fact, shall be final, conclusive and binding.

SYNTROLEUM CORPORATION

By
*

GRANTEE

*

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